EXHIBIT 23.9



Deloitte Touche Tohmatsu
Av. Presidente Wilson, 231 - No. 22
20030-021 - Rio de Janeiro - RJ
Brasil

Telefono: (21) 2524-1281                                            Deloitte
Fac-simile: (21) 2220-3875                                          Touche
www.deloitte.com.br                                                 Tohmatsu


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As Independent Public Accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-4 filed by Vale Overseas Limited and Companhia Vale do Rio Doce (Registration No. 333-84696-01) of our report dated January 19, 2001, relating to the financial statements of DOCEPAR S.A. for the years ended December 31, 2000 and 1999 which appears in the Annual Report on Form 20-F for the fiscal year ended December 31, 2001 filed by Vale Overseas Limited and Companhia Vale do Rio Doce (File No. 000-26030).


/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu
Independent Auditors
Rio de Janeiro, Brazil, July 11, 2002